Form N-SAR, Sub-Item 77C
Submission of matters to a vote of security holders


Nuveen Arizona Dividend Advantage Municipal Fund 2
333-71928
811-10553


The annual meeting of shareholders was held in the offices of Nuveen Investments on November 16, 2010; at this meeting the shareholders were asked to vote on the election of Board Members, the elimination of Fundamental
Investment Policies and the approval of new Fundamental
Investment Policies. The meeting was subsequently adjourned to January 6, 2011 and additionally adjourned to March 14, 2011.

Voting results are as follows:

<c>Common and MuniPreferred shares voting together as a class
 <c> MuniPreferred shares voting together as a class
To approve the elimination of the Funds
fundamental policy relating to investments in municipal securities and below investment grade securities.


   For
                1,204,481
                       378
   Against
                   141,020
                         92
   Abstain
                     14,249
                          -
   Broker Non-Votes
                   360,283
                         37
      Total
                1,720,033
                       507



To approve the new fundamental policy
relating to investments in municipal
securities for the Fund.


   For
                1,222,364
                       378
   Against
                   121,653
                         92
   Abstain
                     15,733
                          -
   Broker Non-Votes
                   360,283
                         37
      Total
                1,720,033
                       507



Proxy materials are herein incorporated by reference to the SEC filing on October 20, 2010, under Conformed Submission Type DEF 14A, accession number 0000950123-10-094450.